POWER OF ATTORNEY

We, the undersigned officers and Trustees of The Wright Managed Income Trust, a Massachusetts business trust, do hereby constitute and appoint Judith R. Corchard, Peter M. Donovan, and A.M. Moody, III, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacity indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement  filed by The Wright Managed Income Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

Name                                             Capacity                                                         Date

               President, Principal Executive
  /s/ Peter M. Donovan                               Officer and Trustee                                      March 17, 2011
Peter M. Donovan

               Treasurer, Principal Financial
  /s/ Michael J. McKeen                             and Accounting Officer                               March 17, 2011
Michael J. McKeen

  /s/ James J. Clarke                                     Trustee                                                            March 17, 2011
James J. Clarke

  /s/ Dorcas R. Hardy                                  Trustee                                                            March 17, 2011
Dorcas R. Hardy

  /s/ A.M. Moody III                                   Trustee                                                            March 17, 2011
A.M. Moody, III

  /s/ Richard E. Taber                                   Trustee                                                           March 17, 2011
Richard E. Taber